UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2008

CNET Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33915	13-3696170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

235 Second Street

San Francisco, CA 94105

(Address of principal executive offices including Zip Code)

(415) 344-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On March 26, 2008, CNET Networks, Inc. (the “Company”) announced a plan to implement a workforce realignment to more appropriately allocate resources to the Company’s key strategic initiatives. The Company’s workforce realignment will eliminate approximately 120 positions in the United States and is effective immediately.

The Company currently estimates non-recurring pre-tax restructuring charges resulting from the workforce realignment to be in the range of $3.5 million to $4 million for severance pay expenses and related cash expenditures. Total charges will also include $0.3 million to $0.4 million in non-personnel costs related to outplacement, legal and other services and non-cash charges related to stock compensation expense. Actual costs and charges could differ from these estimates. The Company expects to recognize the majority of the foregoing charges in the first quarter of 2008, with the remaining costs being recognized over the remainder of 2008.

The workforce realignment is the result of the continued implementation of the Company’s established business plan to focus on the long term growth and success of the Company. It allows the Company to put greater emphasis on its strategic priorities, which include focusing on its leading brands, driving greater efficiencies throughout the business, and reducing costs. In connection with the workforce realignment, the Company is focused on (i) realigning and streamlining G&A and other central services; (ii) evolving the Company’s editorial organization to enable greater focus on content creation; (iii) innovating the Company’s technology infrastructure, including the adoption of open application programming interfaces, or APIs, and implementing other measures to enhance greater efficiencies; (iv) simplifying the Company’s sales approach to enhance sales productivity; and (v) implementing business unit changes to realign resources to support the Company’s strategic priorities and promote efficiencies.

Cautionary Note Regarding Forward-Looking Statements

Statements made by the Company in this Current Report on Form 8-K regarding its workforce realignment (including the anticipated timing of such action and the amount of and timing of associated costs and charges) and related changes to its organization and possible benefits related thereto, that are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21 of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. The Company undertakes no duty to publicly revise or update these forward-looking statements, whether as a result of new information, future developments or otherwise. The risks and uncertainties that could cause actual results to differ materially from those projected include: the Company’s ability to implement the workforce realignment according to the current timetable and the possibility that final costs and charges associated with the workforce realignment may be higher than our initial estimates. For additional discussion regarding the risks related to the Company’s business, see its Annual Report on Form 10-K for the year ended December 31, 2007, including disclosures under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations,” which is filed with the Securities and Exchange Commission and is available on the SEC’s website at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2008

CNET Networks, Inc.

By:	/s/ Andy Sherman
Name: Andy Sherman
Title: Senior Vice President, General Counsel and Corporate Secretary